Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
V.I. Technologies, Inc.


         We consent to the use of the report incorporated herein by reference.


/s/ KPMG Peat Marwick LLP

KPMG Peat Marwick LLP
Jericho, New York
July 2, 1998